Exhibit 99.1

Clearfield Announces CEO Succession Plan

MINNEAPOLIS, Oct. 20, 2026 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity solutions for telecom, data center, and network infrastructure environments, today announced that Cheri Beranek will retire as the Company’s President and Chief Executive Officer, effective March 31, 2027. Ms. Beranek will serve in her existing role until the earlier of the appointment of her successor or her retirement date. Upon the appointment of her successor, Ms. Beranek will continue employment with the Company in a non-director role with the title of President and Chief Executive Officer Emeritus.

As part of its succession planning process, the Board of Directors will initiate a search for the Company’s next CEO and will consider external and internal candidates, in partnership with a nationally recognized search firm.

“On behalf of the Board of Directors, I want to sincerely thank Cheri for her exceptional leadership and dedication to Clearfield,” stated Catherine T. Kelly, the Chair of the Board of Directors. “Cheri has made an indelible mark on Clearfield over these last two decades, including serving as the key architect of the Company’s product and market expansion, driving profitable growth, and building capabilities to evolve Clearfield into the business it is today.”

In reflecting on her tenure, Cheri Beranek commented, “It has been a privilege to serve as Clearfield’s President and Chief Executive Officer. From co-founding the company in 2008 to today, I am so very proud of the outstanding business we have built. I’d like to thank the entire Clearfield team for bringing their passion to work, tirelessly striving for operational excellence, and always delivering for our customers. With Clearfield well positioned for its next phase of growth, I believe now is the right time to activate the succession planning process and for me to move to an Emeritus position in order to assist in the transition to Clearfield’s next leader.”

Clearfield expects its fiscal 2026 fourth quarter and full-year financial results to be in-line with the guidance provided on its fiscal 2026 third quarter earnings call on August 5, 2026.

These expectations are based on preliminary unaudited financial and other information, and subject to normal quarterly closing processes and accounting review. Clearfield is scheduled to report its fiscal 2026 fourth quarter and full-year financial results after market close on Tuesday, November 10, 2026.

About Clearfield, Inc.

Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery solutions that enable high-performance connectivity across a wide range of markets, helping to close the digital divide. Clearfield’s labor lite, craft-friendly platform is leveraged by community broadband providers, MSOs, incumbent service providers, ISPs, data centers, wireless providers, IoT networks, the military, municipalities, and cooperatives to connect homes, businesses and critical infrastructure faster and more efficiently. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information

Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s succession planning process, financial or operating performance, the development and marketing of new products, and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; changes in trade policy in the U.S. and other countries may adversely affect our business and results of operations; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; our business is dependent on interdependent management information systems; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; our business is dependent upon capital spending by broadband service providers, and any delay, reduction or cancellation in capital spending by broadband service providers could adversely affect our business; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2025 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com